As filed with the Securities and Exchange Commission on September 18, 1996
                                                           Registration No. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                INFONAUTICS, INC.
             (Exact name of registrant as specified in its charter)
          Pennsylvania                            23-2707366
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

900 West Valley Road, Suite 1000
      Wayne, Pennsylvania                           19087
(Address of principal executive offices)          (Zip Code)

                         1994 Omnibus Stock Option Plan
                          1996 Equity Compensation Plan
              Employment and Compensation Arrangements Pursuant to
                      Nonqualified Stock Option Agreements
                            (Full title of the plans)

                              MARVIN I. WEINBERGER
                             Chief Executive Officer
                                Infonautics, Inc.
                        900 West Valley Road, Suite 1000
                           Wayne, Pennsylvania  19087
                     (Name and address of agent for service)

                                  610-971-8840
          (Telephone number, including area code, of agent for service)

                             ----------------------
                         COPY OF ALL COMMUNICATIONS TO:
                                  DAVID R. KING
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                          Philadelphia, PA  19103-6993
                                 (215) 963-5000


                                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------
                                                 Proposed maximum     Proposed maximum
  Title of securities        Amount to be         offering price          aggregate             Amountof
  to be registered            registered             per share         offering price      registration fee
- --------------------------------------------------------------------------------------------------------------
Class A Common             368,420 shares(3)        $4.688 (1)         $1,727,153 (1)
                      ---------------------------------------------------------------------     $3,979
Stock, no par value       1,329,317 shares(3)        $7.38 (2)         $9,810,359 (2)
- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------



(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock of September 12, 1996 as reported on the Nasdaq National Market estimated initial public offering price of shares of Class A Common Stock.
(2) Calculated pursuant to paragraph (h)(1) of Rule 457, based on the actual per share exercise prices of stock options awarded.
(3) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

          This Registration Statement on Form S-8 (the "Registration Statement") filed by Infonautics, Inc. (the "Company") relates to 1,697,737 shares (the "Shares") of the Company's Class A Common Stock, no par value (the "Class A Common Stock"). Of the Shares, 1,022,987 shares are issuable pursuant to the 1994 Omnibus Stock Option Plan and 500,000 shares are issuable pursuant to the 1996 Equity Compensation Plan (collectively, the "Plans"). In addition, 174,750 shares are issuable pursuant to the employment and compensation arrangements under separate nonqualified stock option agreements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by Infonautics, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Commission") are incorporated by reference in this Registration Statement:

               (a) The Registrant's Registration Statement on Form S-1 filed with the Commission on March 14, 1996, as amended (the "S-1");

               (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

               (c) The description of the Registrant's Common Stock , no par value (the "Common Stock") set forth in the Registrant's Registration Statement on Form 8-A, filed with the Commission on April 23, 1996, to register such securities under the Securities Exchange Act of 1934.

               All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Each document incorporated by reference into this registration statement shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this registration statement.

               Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

               EXPERTS. The Registrant's balance sheets as of December 31, 1995 and 1994 and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this registration statement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in this registration statement in reference upon their report and said authority.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

               Section 1713 of the PBCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Section 8.1 of the Bylaws limits the liability of any director of the Registrant as permitted by Section 1713 of the PBCL.

               Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VIII of the Bylaws provides indemnification of directors, officers and other agents of the Registrant to the extent otherwise permitted by Section 1741 of the PBCL and pursuant to the authority of Section 1746 of the PBCL.

               Article VIII of the Bylaws provides, except as expressly prohibited by law, indemnification for each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Registrant or otherwise, (hereinafter, a "proceeding") by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer or trustee of another Registrant or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of such proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or officer of the Registrant, or in any other capacity on behalf of the Registrant while such person is or was serving as a director or officer of the Registrant, against all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually and reasonably incurred or paid by such person in connection therewith. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits, unlike Section 1742 of the PBCL which authorizes indemnification only of expenses incurred in defending a derivative action.

               Unlike the provisions of PBCL Sections 1741 and 1742, Article VIII does not require the Registrant to determine the availability of indemnification by the procedures or the standard of conduct specified in
Section 1741 and 1742 of the PBCL. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that would otherwise be required, and that right is enforceable against the Registrant as long as indemnification is not prohibited by law.

               Section 8.5 of the Bylaws also authorizes that Registrant to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to Article VIII or otherwise. The Registrant maintains directors and officers insurance.

               Each of the officers and directors is a party to an indemnification agreement with the Registrant. Pursuant to these agreements, the officers and directors are indemnified against liabilities and expenses incurred as a result of litigation which may be brought alleging that they violated their fiduciary duties to the Registrant, if the have met the applicable standard of care. Such agreements generally parallel the indemnification provisions permitted under the PBCL and set forth in the Bylaws.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8.        EXHIBITS.

               The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number                     Exhibit
- ------                     -------

4.1 Amended and Restated 1994 Omnibus Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-2428)).

4.2            1996 Equity Compensation Plan (incorporated by reference to
               Exhibit 10.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-2428)).

4.3 Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form S-1 (File No. 333-2428)).

5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

23.1           Consent of Coopers & Lybrand L.L.P.

23.2           Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.        UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on this 17th day of September, 1996.

                                          INFONAUTICS, INC.

                                          By:/s/Marvin I. Weinberger
                                             ------------------------------
                                             Marvin I. Weinberger
                                             CHIEF EXECUTIVE OFFICER

     KNOW ALL MEN BY THESE PRESENTS, that the Securities Act of 1933, each person whose signature appears below makes, constitutes and appoints Ronald A. Berg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Capacity                                 Date
- ---------                       --------                                 ----

/s/MARVIN I. WEINBERGER         Principal Executive Officer and
- -------------------------       Director                              September 17, 1996
Marvin I. Weinberger


/s/RONALD A. BERG               Principal Financial and
- -------------------------       Accounting Officer                    September 17, 1996
Ronald A. Berg


/s/ISRAEL J. MELMAN             Director                              September 17, 1996
- -------------------------
Israel J. Melman


/s/HOWARD L. MORGAN             Director                              September 17, 1996
- -------------------------
Howard L. Morgan


/s/LLOYD N. MORRISETT           Director                              September 17, 1996

- -------------------------
Lloyd N. Morrisett


/s/BARRY RUBENSTEIN             Director                              September 17, 1996
- -------------------------
Barry Rubenstein


                                  EXHIBIT INDEX




Exhibit
  No.                              Description
- -------                            -----------
  4.1 Amended and Restated 1994 Omnibus Stock Option Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-2428)).

  4.2               1996 Equity Compensation Plan (incorporated by reference to
                    Exhibit 10.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-2428)).

  4.3 Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 of the Registrant's Registration Statement on Form S-1 (File No. 333-2428)).

  5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

 23.1               Consent of Coopers & Lybrand L.L.P.

 23.2               Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                    5.1).

 24.1 Power of Attorney (set forth on the signature page of this Registration Statement).